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EXHIBIT 4.7.1(ii)

This Instrument prepared by and
upon recording, please return to:
Cindy A. Upchurch, Esq.
Sutherland, Asbill & Brennan LLP
999 Peachtree Street, N.E.
Atlanta, Georgia 30309-3996

PURSUANT TO §44-14-35.1 OF OFFICIAL CODE OF GEORGIA ANNOTATED, THIS INSTRUMENT EMBRACES,
COVERS AND CONVEYS SECURITY TITLE TO AFTER-ACQUIRED PROPERTY OF THE GRANTOR

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION),
GRANTOR,
to
SUNTRUST BANK,
TRUSTEE

THIRTY-FOURTH SUPPLEMENTAL
INDENTURE

Relating to the
Amendment of Section 9.9 of the Original Indenture

Dated as of September 22, 2006

NOTE TO THE CLERK OF SUPERIOR COURT AND TAX COMMISSIONER: THIS INSTRUMENT IS A MODIFICATION OF THE EXISTING INDENTURE. THIS INSTRUMENT DOES NOT INCREASE THE PRINCIPAL BALANCE OF ANY OBLIGATION UNDER THE EXISTING INDENTURE, NOR DOES IT EXTEND THE MATURITY DATE OF ANY OBLIGATION UNDER THE EXISTING INDENTURE. PURSUANT TO O.C.G.A. § 48-6-65(a), NO ADDITIONAL INTANGIBLE TAX IS DUE UPON THE RECORDING OF THIS INSTRUMENT. ALL INTANGIBLE RECORDING TAXES DUE IN CONNECTION WITH ALL OBLIGATIONS SECURED BY THE EXISTING INDENTURE HAVE PREVIOUSLY BEEN PAID.

        THIS THIRTY-FOURTH SUPPLEMENTAL INDENTURE, dated as of September 22, 2006, is between OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia, as Grantor (hereinafter called the "Company"), and SUNTRUST BANK, formerly known as SunTrust Bank, Atlanta, a banking corporation organized and existing under the laws of the State of Georgia, as Trustee (in such capacity, the "Trustee").

        WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 1, 1997 (hereinafter called the "Original Indenture"), for the purpose of securing its Existing Obligations and providing for the authentication and delivery of Additional Obligations by the Trustee from time to time under the Original Indenture (capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Original Indenture);

        WHEREAS, the Original Indenture has heretofore been amended and supplemented by thirty-three Supplemental Indentures (the Original Indenture, as heretofore, hereby and hereafter supplemented and modified, hereinafter sometimes called the "Indenture"), and the Original Indenture and the thirty-three Supplemental Indentures have been recorded as set forth on Schedule 1 attached hereto;

        WHEREAS, the Company and the Trustee desire to amend Section 9.9 of the Original Indenture to remove the requirement that the Trustee have its principal office in Atlanta, Georgia;

        WHEREAS, the Company desires to execute and deliver this Thirty-Fourth Supplemental Indenture, in accordance with the provisions of the Original Indenture, for the purpose of so amending Section 9.9 of the Original Indenture;

        WHEREAS, Section 12.1 K of the Original Indenture provides that, without the consent of the Holders of any of the Obligations at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee, may enter into Supplemental Indentures, subject to the conditions set forth in said Section 12.1 K, to make any change in the Indenture that, in the reasonable judgment of the Trustee, will not materially and adversely affect the rights of Holders;

        WHEREAS, the Trustee has determined that the proposed amendment to Section 9.9 of the Original Indenture will not materially and adversely affect the rights of Holders; and

        WHEREAS, the execution and delivery of this Thirty-Fourth Supplemental Indenture has been in all respects duly authorized by the Company;

        NOW, THEREFORE, THIS THIRTY-FOURTH SUPPLEMENTAL INDENTURE WITNESSETH, that, to amend Section 9.9 of the Original Indenture pursuant to Section 12.1 K of the Original Indenture, the Company does hereby covenant and agree to and with the Trustee as follows:

ARTICLE I

AMENDMENT OF ORIGINAL INDENTURE

        Section 1.1    Amendment of Section 9.9 of the Original Indenture.    Section 9.9 of the Original Indenture is hereby amended to remove the requirement that the Trustee shall have its principal office in Atlanta, Georgia, such that Section 9.9, as amended, will read in its entirety as follows:

    There shall at all times be a Trustee hereunder which (i) shall be a corporation organized and doing business under the laws of the United States of America or of the State of Georgia, which is authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by Federal, state, territorial or District of Columbia authority, and (ii) shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Person directly or indirectly controlling, controlled by or under common control with the Company shall serve as Trustee hereunder. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

ARTICLE II

MISCELLANEOUS

        Section 2.1    This Thirty-Fourth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore supplemented and as hereby supplemented and modified, is hereby confirmed. All references herein to Sections, definitions or other provisions of the Original Indenture shall be to such Sections, definitions and other provisions as they may be amended or modified from time to time pursuant to the Indenture. All capitalized terms used in this Thirty-Fourth Supplemental Indenture shall have the same meanings ascribed to them in the Original Indenture, except in cases where the context clearly indicates otherwise.

        Section 2.2    This Thirty-Fourth Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

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        IN WITNESS WHEREOF, the parties hereto have caused this Thirty-Fourth Supplemental Indenture to be duly executed under seal as of the day and year first written above.

Company:	OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation organized under the laws of the State of Georgia
	By:	/s/ THOMAS A. SMITH Thomas A. Smith President and Chief Executive Officer
Signed, sealed and delivered by the Company in the presence of:	Attest:	/s/ PATRICIA N. NASH Patricia N. Nash Secretary
/s/ ANNE F. APPLEBY Witness
/s/ SHARON H. WRIGHT Notary Public	[CORPORATE SEAL]
[NOTARIAL SEAL]
My Commission expires: 10/14/07

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Trustee:	SUNTRUST BANK, as Trustee a banking corporation organized and existing under the laws of the State of Georgia
	By:	/s/ B A DONALDSON Name: B A Donaldson Title: First Vice President
Signed, sealed and delivered by the Trustee in the presence of:
/s/ SHEILA WALLBRIDGE Witness	By:	/s/ GEORGE HOGAN Name: George Hogan Title: Vice President
/s/ SYRA I ARZU Notary Public	[BANK SEAL]
[NOTARIAL SEAL]

My Commission expires: 11/16/09

Schedule 1

RECORDING INFORMATION
FOR
            COUNTY, GEORGIA

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING
Indenture
First Supplemental Indenture
Second Supplemental Indenture
Third Supplemental Indenture
Fourth Supplemental Indenture
Fifth Supplemental Indenture
Sixth Supplemental Indenture
Seventh Supplemental Indenture
Eighth Supplemental Indenture
Ninth Supplemental Indenture
Tenth Supplemental Indenture
Eleventh Supplemental Indenture
Twelfth Supplemental Indenture
Thirteenth Supplemental Indenture
Fourteenth Supplemental Indenture
Fifteenth Supplemental Indenture
Sixteenth Supplemental Indenture
Seventeenth Supplemental Indenture
Eighteenth Supplemental Indenture
Nineteenth Supplemental Indenture
Twentieth Supplemental Indenture
Twenty-First Supplemental Indenture
Twenty-Second Supplemental Indenture
Twenty-Third Supplemental Indenture
Twenty-Fourth Supplemental Indenture
Twenty-Fifth Supplemental Indenture
Twenty-Sixth Supplemental Indenture
Twenty-Seventh Supplemental Indenture
Twenty-Eighth Supplemental Indenture
Twenty-Ninth Supplemental Indenture
Thirtieth Supplemental Indenture
Thirty-First Supplemental Indenture
Thirty-Second Supplemental Indenture
Thirty-Third Supplemental Indenture

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ARTICLE I AMENDMENT OF ORIGINAL INDENTURE
ARTICLE II MISCELLANEOUS
Schedule 1 RECORDING INFORMATION FOR COUNTY, GEORGIA